BLUE SPHERE CORP.
GLOBAL SHARE INCENTIVE PLAN (2010)

OPTION AWARD AGREEMENT

FOR OPTIONS GRANTED UNDER SECTION 102(b)(2)

OF THE ISRAELI INCOME TAX ORDINANCE

TO EMPLOYEES, OFFICERS OR DIRECTORS

AS 102 CAPITAL GAINS TRACK OPTIONS

     Unless otherwise defined herein, capitalized terms used in this Option Agreement shall have the same meanings as ascribed to them in the Blue Sphere Corp. Share Incentive Plan (2010) and the Appendix thereto for Israeli Taxpayers (jointly referred to herein as the “Plan”, except where the context otherwise requires).

     This Option Agreement (the “Agreement”) includes the Notice of Option Grant attached hereto (the “Notice of Option Grant”). Capitalized terms not defined in this Agreement shall have the meaning ascribed to them in the Plan.

1.  GRANT OF OPTIONS.

     The Board of Directors of Blue Sphere Corp. hereby grants to the Participant, Options to purchase the number of Shares set forth in the Notice of Option Grant, at the exercise price per Share set forth in the Notice of Option Grant (the "Exercise Price"), and subject to the terms and conditions of Section 102(b)(2) of the Income Tax Ordinance (New Version) – 1961 as amended (the “ITO”), the Plan, which is incorporated herein by reference, and the Trust Agreement, entered into between the Company and _______ (the “Trustee”). The Options are granted as a 102 Capital Gains Track Grant. In the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail. However, the Notice of Option Grant sets out specific terms for the Participant hereunder, and will prevail over more general terms in the Plan and/or this Agreement, if any, or in the event of a conflict between them.

2.  ISSUANCE OF OPTIONS.

     2.1 The Options will be registered in the name of the Trustee as required by law to qualify under Section 102, for the benefit of the Participant. Participant shall comply with the ITO, the Rules, and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee.

     2.2 The Trustee will hold the Options or the Shares to be issued upon exercise of the Options for the Required Holding Period, as set forth in the Plan.

     2.3 The Participant hereby undertakes to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation to the Plan, or any Option or Share granted to him thereunder.

     2.4 The Participant hereby confirms that he shall execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with the ITO and particularly the Rules.

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3.  NON-TRANSFERABILITY OF OPTIONS AND SHARES.

     3.1 Non-Transferability of Options. The Options may not be transferred in any manner other than by will or the laws of descent or distribution and may be exercised during the lifetime of the Participant, by the Participant only. The transfer of the Options is further limited as set forth in the Plan.

     3.2 Non-Transferability of Shares. The transfer of the Shares to be issued upon exercise of the Options is limited as set forth in the Plan and in Section 6 below.

4.  PERIOD OF EXERCISE.

     4.1 Term of Options. The Options may be exercised in whole or in part once vested at any time for a period of two (2) years from the Date of Grant unless otherwise explicitly stated in the Notice of Option Grant, subject to Section 4.2 below. The Date of Grant, the dates at which the Options vest and the dates at which they are exercisable are set out in the Notice of Option Grant.

     4.2 Termination of Options. Options shall terminate as set forth in the Plan. Options may be exercised following termination of Participant’s relation as a Service Provider solely in accordance with the provisions of Section 9 of the Plan, unless otherwise explicitly stated in the Notice of Option Grant.

5.  EXERCISE OF OPTION AWARD.

     5.1 The Options, or any part thereof, shall be exercisable by the Participant’s signing and returning to the Company at its principal office (and to the Trustee, where applicable), a “Notice of Exercise” in the form attached hereto as Exhibit A, or in such other form as the Company and/or the Trustee may from time to time prescribe, together with payment of the aggregate purchase price in accordance with the provisions of the Plan.

     5.2 In connection with the issuance of Shares upon the exercise of any of the Options, the Participant hereby agrees to sign any and all documents required by law and/or the Company's Corporate Charter and/or the Trustee.

     5.3 After a Notice of Exercise has been delivered to the Company it may not be rescinded or revised by the Participant.

     5.4 The Company will notify the Trustee of any exercise of Options as set forth in the Notice of Exercise. If such notification is delivered during the Required Holding Period, the Shares issued upon the exercise of the Options shall be issued in the name of the Trustee, and held in trust on the Participant’s behalf by the Trustee. In the event that such notification is delivered after the end of the Required Holding Period, the Shares issued upon the exercise of the Options shall either (i) be issued in the name of the Trustee, subject to the Trustee’s prior written consent, or (ii) be transferred to the Participant directly, provided that the Participant first complies with the provisions of Section 7 below. In the event that the Participant elects to have the Shares transferred to the Participant without selling such Shares, the Participant shall become liable to pay taxes immediately in accordance with the provisions of the ITO.

6.  MARKET STAND-OFF.

     In connection with any underwritten public offering by the Company of its equity securities, and if requested by the underwriters of such public offering, the Participant shall be obligated not, directly or indirectly to sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Options or Shares without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) will be in effect for such period of time following the date of the final prospectus for the offering as may be required by

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the underwriters. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company will be entitled to require the Participant to execute a form of undertaking to this effect or impose stop-transfer instructions with respect to the Shares acquired upon the exercise of the Options until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 6.

7.  TAXES.

     7.1 Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby, or from any other event or act (of the Company, and/or its Affiliates, and the Trustee or the Participant) relating to the Options or Shares issued upon exercise thereof, shall be borne solely by the Participant, with the exception of taxes imposed upon the Company or its Affiliate by law, such as the employer’s component of payments to the National Insurance Institute. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant agrees to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant for which the Participant is responsible. The Company or any of its Affiliates and the Trustee may make such provisions and take such steps as it/they may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Options granted under the Plan and the exercise thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant, including by deducting any such amount from a Participant's salary or other amounts payable to the Participant, to the maximum extent permitted under law and/or (ii) requiring a Participant to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares and/or (iii) by causing the exercise and sale of any Options or Shares held by on behalf of the Participant to cover such liability up to the amount required to satisfy minimum statutory withholding requirements. In addition, the Participant will be required to pay any amount that exceeds the tax to be withheld and transferred to the tax authorities, pursuant to applicable Israeli tax regulations.

     7.2 THE PARTICIPANT IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING THE OPTIONS.

8.  SECURITIES LAWS

     8.1. Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with applicable securities and other laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     8.2 Legends. Participant understands and agrees that the Company may cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by applicable securities laws:

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     THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR REGISTERED OR QUALIFIED UNDER THE APPLICABLE SECURITIES LAWS OF ANY OTHER STATE OR FOREIGN JURISDICTION AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR QUALIFIED OR REGISTERED UNDER SUCH APPLICABLE SECURITIES LAWS OF SUCH OTHER JURISDICTIONS, OR, IN THE OPINION OF COMPANY COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH AN EXEMPTION UNDER REGULATION S OF THE ACT, ANOTHER EXEMPTION UNDER THE ACT OR ANY SUCH APPLICABLE SECURITIES LAWS OF SUCH OTHER JURISDICTIONS. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

9.  PROXY

     Until the consummation of an initial public offering by the Company, Shares issued to a Participant or the Trustee shall be voted by an irrevocable proxy (in the form attached as Exhibit B hereto). The individual(s) empowered under the Proxy shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the voting of such proxy unless arising from acts of fraud or bad faith of such individual(s), to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the person(s) may have as a director or otherwise under the Company's Corporate Charter, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

10. ADJUSTMENTS UPON CERTAIN TRANSACTIONS

In the event of a Transaction, the provisions of Section 10.2 of the Plan will apply, unless otherwise explicitly provided in the Notice of Option Grant.

11. MISCELLANEOUS.

     11.1Continuance of Employment. Participant acknowledges and agrees that the vesting of shares pursuant to the vesting schedule hereof is earned only by continuing as a Service Provider at the will of the Company (or its Affiliate) (not through the act of being hired, being granted this Option or acquiring Shares hereunder). Participant further acknowledges and agrees that in the event that Participant ceases to be a Service Provider, the unvested portion of his Options shall not vest and shall not become exercisable. Participant further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a Service Provider for the vesting period, for any period, or at all, shall not interfere in any way with Participant's right or the right of the Company or its Affiliate to terminate Participant's relationship as a Service Provider at any time, with or without cause, and shall not constitute an express or implied promise or obligation of the Company to grant additional Options to Participant in the future.

     11.2Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel, without giving effect to the rules respecting conflict of law. The sole and exclusive place of jurisdiction in any matter arising out of or in connection with this Agreement will be the applicable Tel-Aviv court.

     11.3Entire Agreement. This Agreement, together with the Notice of Option Grant, the Plan and the Trust Agreement, constitutes the entire agreement between the parties hereto and supersedes all prior

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agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement, the Notice of Option Grant or the Plan.

     11.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Company shall require such successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term “successors and assigns” as used herein shall include a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

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By the signature of the Participant and the signature of the Company's representative below, Participant and the Company agree that the Options are granted under and governed by (i) this Option Agreement, (ii) the Plan (including the Appendix for Israeli Taxpayers), a copy of which has been provided to Participant or made available for his/her review, (iii) Section 102(b)(2) of the Income Tax Ordinance (New Version) – 1961 and the Rules promulgated in connection therewith, and (iv) the Trust Agreement, a copy of which has been provided to Participant or made available for his/her review. Furthermore, by Participant’s signature below, Participant agrees that the Options will be issued to the Trustee to hold on Participant’s behalf, pursuant to the terms of the ITO, the Rules and the Trust Agreement.

In addition, by his signature below, Participant confirms that he is familiar with the terms and provisions of Section 102 of the ITO, particularly the Capital Gains Track described in subsection (b)(2) thereof, and agrees that he will not require the Trustee to release the Options or Shares to him, or to sell the Options or Shares to a third party, during the Restricted Holding Period, unless permitted to do so by applicable law.

     IN WITNESS WHEREOF, the Company has caused this Option Agreement to be executed by its duly authorized officer and the Participant has executed this Option Agreement as of the Date of Grant.

BLUE SPHERE CORP.	PARTICIPANT

By: _____________________
Name: ____________________
Title: ____________________	Name :

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EXHIBIT A
EXERCISE NOTICE

Blue Sphere Corp. Attention: [Chief Financial Officer]

1.      Exercise of Option. I hereby elect to exercise the Option to purchase the following number of Shares, all of which are Vested Shares in accordance with the Notice and the Option Agreement:

Total Shares Purchased:
Total Exercise Price (Total Shares X Price Per Share):	US$/NIS

2.      Payments. Enclosed is the payment in full of the total exercise price for the Shares in the following form(s), as authorized by my Option Agreement:

Cash:	US$/NIS
Check:	US$/NIS
Circle the appropriate currency of actual payment

3.      Tax Withholding. The Participant explicitly acknowledges Section 7 of the Option Agreement, with respect to its bearing of any tax consequences in connection to the Option, and the exercise thereof, and without limitation hereby authorizes payroll withholding and otherwise will make adequate provision for all applicable tax withholding obligations of the Company, if any, in connection with the Option, all as more completely described in the plan and the Option Agreement and Plan.

4.      Participant Information.

Participant’s address is:

Participant’s ID Number is:

5.      Binding Effect. I agree that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Plan and the Option Agreement and the Trust Agreement between the Company and the Trustee, to all of which I hereby expressly assent. This Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns.

6.      Transfer. I understand and acknowledge that the Shares have not been registered for sale to the public and that consequently the Shares must be held indefinitely unless they are subsequently registered in accordance with applicable securities laws. I further understand and acknowledge that the Company is under no obligation to register the Shares. I understand that the certificate or certificates evidencing the Shares will be imprinted with legends which prohibit the transfer of the Shares unless they are registered or such registration is not required in the opinion of legal counsel satisfactory to the Company. I understand and agree that I may be subject to certain restrictions and limitations, and may be required to execute certain documents, in connection with the offering of Shares to the public, as a result of applicable law, regulations, the rules of any public exchange and/or underwriter requirements, and hereby undertakes to abide by any and all such requirements, restrictions and limitations.

I FURTHER ACKNOWLEDGE THAT THE TRANSFER OF THE SHARES IS ALSO SUBJECT TO THE APPLICABLE RESTRICTIONS PROVIDED BY THE PLAN, AND PARTICULARLY THOSE

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RESTRICTIONS IMPOSED IN THE FRAMEWORK OF AMENDED SECTION 102(B)(2) OF THE ISRAELI TAX ORDINANCE.

     I understand that I am purchasing the Shares pursuant to the terms of the Plan, the Notice of Option Grant and the Option Agreement, copies of which I have received and carefully read and understand.

Very truly yours,

____________________
(Signature)

Print Name

Dated:

Receipt of the above is hereby acknowledged.
Blue Sphere Corp.

By:

Title:

Dated:

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EXHIBIT B
PROXY

I, the undersigned, in consideration for the grant of Options to me under the Blue Sphere Corp. Global Share Incentive Plan (2009), (the “Plan”) hereby appoint _____________ , or any other individual designated by the board of directors of Blue Sphere Corp. (the “Company”) as his/her replacement (the “Appointee”) as my proxy to receive all shareholder notices and other communications intended for shareholders of the Company, to participate and vote (or abstain from voting) for me and on my behalf as s/he shall deem appropriate at his/her sole and absolute discretion, on all matters with respect to all meetings or written resolutions of or by the shareholders of the Company, on behalf of all the shares of the Company issued upon exercise of the Options, whether held by the Trustee pursuant to the Plan on my behalf or directly by me, and hereby authorize and grant a power of attorney to the Appointee as follows:

I hereby authorize and grant power of attorney to the Appointee for as long as any shares and/or options which were allotted or granted on my behalf are held by the Trustee or registered in its name, or are held by me and registered in my name, to exercise every right, power and authority with respect to the shares and/or options without consultation with me and to receive all documents intended for shareholders, sign in my name and on my behalf any document, including any agreement, including a merger agreement of the Company or an agreement for the purchase or sale of assets or shares (including the shares of the Company held on my behalf and any and all documentation accompanying any such agreements, such as, but not limited to, decisions, requests, instruments, receipts and the like), and any affidavit or approval with respect to the shares and/or options or to the rights which they represent in the Company in as much as the Appointee shall deem it necessary or desirable to do so, provided that in the event of a proposed transaction in which all of the Company’s shares are to be sold or exchanged to a third party, to which a majority of the Company’s shareholders have committed to perform such sale or exchange, I hereby instruct the Appointee to sell or exchange all of the shares held by me or on my behalf.

In addition and without derogating from the generality of the foregoing, I hereby authorize and grant power of attorney to the Appointee to sign any document as aforesaid and any affidavit or approval (such as any waiver of rights of first refusal to acquire shares which are offered for sale by other shareholders of the Company and/or any pre-emptive rights to acquire any shares being allotted by the Company, in as much as such rights shall exist pursuant to the Company’s Corporate Charter or any relevant agreement as shall be in existence from time to time) and/or to make and execute any undertaking in my name and on my behalf if the Appointee shall, at his/her sole and absolute discretion, deem that the document, affidavit or approval is necessary or desirable for purposes of any placement of securities of the Company, whether private or public (including lock-up arrangements and undertakings), for purposes of a merger of the Company with another entity, whether the Company is the surviving entity or not, for purposes of any reorganization or recapitalization of the Company or for purposes of any purchase or sale of assets or shares of the Company.

This Proxy shall be interpreted in the widest possible sense, in reliance upon the Plan and upon the goals and intentions thereof.

This Proxy shall expire and cease to be of force and effect immediately after the consummation of the initial public offering of the Company’s shares, pursuant to an effective registration statement, prospectus or similar document in any jurisdiction as is determined by the Board of Directors of the Company and shall be irrevocable until such time as the rights of the Company and the Company’s shareholders are dependent hereon. The expiration of this Proxy shall in no manner effect the validity of any document (as aforesaid), affidavit or approval which has been signed or given as aforesaid prior to the expiration hereof and in accordance herewith.

I hereby confirm and undertake that I shall not have, and hereby irrevocable waive, any claim or demand against the Company and/or the Appointee in connection with this Proxy or any action taken or not taken by the Appointee in accordance with the provisions hereof.

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IN WITNESS WHEREOF:

Name:        _________________

Signature:  _________________

Dated:        _________________

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